Exhibit 99.2

For More Information:

Brett Maas or David Fore
Hayden IR
(646) 536-7331
brett@haydenir.com

WidePoint Corporation Reports Third Quarter 2016 Financial Results

30% Year over Year Revenue Growth; Increased Gross Profits

McLean, VA, November 9, 2016 – WidePoint Corporation (NYSE Mkt: WYY), a leading provider of Managed Mobility Services (MMS) specializing in Cybersecurity and Telecommunications Lifecycle Management (TLM) solutions, today announced financial results for the third quarter ended September 30, 2016.

Third Quarter 2016 Financial Highlights

•	Net revenue was approximately $22.1 million, up 30% compared to $17.0 million in the third quarter of 2015

•	Gross profit was approximately $4.0 million, up 29% compared to $3.3 million in the third quarter of 2015

•	Net Loss improved approximately $1.6 million to ($148,000) compared to net loss of approximately ($1.8 million) in the third quarter of 2015, or basic and diluted loss per share of $(0.00) per share compared to $(0.02) in the third quarter of 2015

•	Adjusted positive EBITDA of approximately $340,000, up approximately $1.6 million from an adjusted EBITDA loss of ($1.2 million) in the third quarter of 2015

•	Cash and cash equivalents of $5.6 million as of September 30, 2016. Working capital of approximately $7.0 million.

Year to Date 2016 Financial Highlights

•	Net revenue was approximately $60.1 million compared to $52.1 million in the first nine months of 2015

•	Gross profit was approximately $11.6 million compared to $10.0 million in the first nine months of 2015

•	YTD Net Loss improved approximately $2.6 million to ($1.7 million) compared to net loss of approximately ($4.3 million) in the nine months of 2015, or basic and diluted loss per share of $(0.02) per share compared to $(0.05) in the first nine months of 2015

“Our third quarter's financial results were satisfyingly strong. We grew our top line by 30% year over year and we were operationally profitable on an Adjusted EBITDA basis,” stated Steve L. Komar, WidePoint’s chief executive officer. “We remain confident that we will continue to make progress with our financial model, and we are particularly excited by the opportunities we see for our identity management solutions and our telecom lifecycle management solutions in both the Federal and Commercial market spaces. We continue to be optimistically excited about the direction that our partnership with AT&T is leading us, especially given their focused thrust into the Internet of Things (IoT). Coupling this opportunity with the continued positive progress we are making with the United States Coast Guard (USCG), leads us to believe that 2017 should continue to demonstrate even more positive financial improvements, and leveraging and scaling within our business model.”

James McCubbin, WidePoint’s chief financial officer, added, “The third quarter showed the leverage in our business model. We saw improvements in revenues, gross profits, and bottom line performance. Our third quarter performance put us on track to meet many of our goals that we set out at the beginning of the year, while we still had to deal with timing challenges in awards, regulatory delays, as well as the negative financial impact that we realized from the United Kingdom’s vote to exit the European Union. Given these challenges we were pleased with our ability to achieve the positive results in the third quarter of 2016. We believe that 2017 will be an exciting year for all of our stakeholders given the new awards we are still expecting from the USCG and our new Identity Management solutions.”

Non-GAAP Financial Measures

WidePoint uses a variety of operational and financial metrics, including non-GAAP financial measures such as Adjusted EBITDA, to enable it to analyze its performance and financial condition. The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. A reconciliation of Net Loss to Adjusted EBITDA is included on the schedules attached hereto.

Conference Call Information

A conference call and live webcast will take place at 4:30 p.m. Eastern Time, on Wednesday, November 9, 2016. Anyone interested in listening to our analyst call should call 1-877-795-3649 if calling within the United States or 1-719-325-4776 if calling internationally. There will be a playback available until November 23, 2016. To listen to the playback, please call 1-844-512-2921 if calling within the United States or 1-412-317-6671 if calling internationally. Please use PIN code 1385272 for the replay. The call will also be accompanied live by webcast over the Internet and accessible at http://public.viavid.com/index.php?id=121612.

About WidePoint

WidePoint is a leading provider of secure, cloud-delivered, enterprise-wide information technology-based solutions that can enable enterprises and agencies to deploy fully compliant IT services in accordance with government mandated regulations and advanced system requirements. WidePoint has several major government and commercial contracts. For more information, visit www.widepoint.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release may contain forward-looking information within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act), including all statements that are not statements of historical fact regarding the intent, belief or current expectations of the company, its directors or its officers with respect to, among other things: (i) the Company's financing plans; (ii) trends affecting the Company's financial condition or results of operations; (iii) the company's growth strategy and operating strategy; (iv) the Company’s ability to achieve profitability and positive cash flows; (v) the Company’s ability to raise additional capital on favorable terms or at all; (vii) the Company’s ability to gain market acceptance for its products and (viii) the risk factors disclosed in the Company's periodic reports filed with the SEC. The words "may," "would," "will," "expect," "estimate," "anticipate," "believe," "intend" and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the company's ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors including the risk factors disclosed in the Company's Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on March 15, 2016.

-tables follow-

WIDEPOINT CORPORATION

CONSOLIDATED BALANCE SHEETS

	SEPTEMBER 30,	DECEMBER 31,
	2016	2015

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$5,585,559	$7,930,303
Accounts receivable, net of allowance for doubtful accounts
of $76,235 and $73,378 in 2016 and 2015, respectively	12,039,247	10,565,113
Unbilled accounts receivable	6,344,989	6,637,587
Inventories	370,887	28,400
Prepaid expenses and other assets	398,031	435,300
Deferred income taxes	44,019	30,889

Total current assets	24,782,732	25,627,592

NONCURRENT ASSETS
Property and equipment, net	1,321,763	1,513,307
Intangibles, net	4,761,199	5,101,523
Goodwill	18,555,578	18,555,578
Deposits and other assets	53,956	60,471

TOTAL ASSETS	$49,475,228	$50,858,471

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Line of credit advance	$126,007	$-
Short term note payable	48,787	131,953
Accounts payable	9,026,925	7,812,226
Accrued expenses	7,101,830	6,687,054
Deferred revenue	1,182,313	2,007,970
Income taxes payable	48,663	37,684
Current portion of long-term debt	242,536	893,706
Current portion of capital lease obligations	10,030	28,752

Total current liabilities	17,787,091	17,599,345

NONCURRENT LIABILITIES
Long-term debt, net of current portion	417,222	431,756
Capital lease obligation, net of current portion	-	11,962
Deferred rent, net of current portion	137,851	151,994
Deferred revenue	-	24,937
Deferred income taxes	447,811	447,811

Total liabilities	18,789,975	18,667,805

STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value; 10,000,000 shares
authorized; 2,045,714 shares issued and none outstanding	-	-
Common stock, $0.001 par value; 110,000,000 shares
authorized; 82,730,134 and 82,520,696 shares issued
and outstanding, respectively	82,730	82,521
Additional paid-in capital	93,813,519	93,661,178
Accumulated other comprehensive loss	(223,623)	(270,140)
Accumulated deficit	(62,987,373)	(61,282,893)

Total stockholders’ equity	30,685,253	32,190,666

Total liabilities and stockholders’ equity	$49,475,228	$50,858,471

WIDEPOINT CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	THREE MONTHS ENDED		NINE MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,
	2016	2015	2016	2015

REVENUES	$22,114,839	$16,994,858	$60,163,145	$52,123,171
COST OF REVENUES (including amortization and depreciation of
$307,235, $290,011, $887,870, and $873,724, respectively)	18,076,810	13,875,473	48,559,591	42,127,589
GROSS PROFIT	4,038,029	3,119,385	11,603,554	9,995,582
OPERATING EXPENSES
Sales and Marketing	625,481	764,845	2,066,995	2,333,039
General and Administrative Expenses (including share-based
compensation of $68,088, $89,229, $204,414 and $208,091
, respectively	3,450,767	3,624,495	10,650,697	11,027,431
Product Development	2,648	268,853	261,031	479,878
Depreciation and Amortization	84,759	92,968	268,956	283,211
Total Operating Expenses	4,163,655	4,751,161	13,247,679	14,123,559
LOSS FROM OPERATIONS	(125,626)	(1,631,776)	(1,644,125)	(4,127,977)
OTHER INCOME (EXPENSE)
Interest Income	3,012	7,020	10,618	17,924
Interest Expense	(20,910)	(30,868)	(61,068)	(111,253)
Other Income	3,779	(37,814)	11,124	37,826
Total Other Income (Expense)	(14,119)	(61,662)	(39,326)	(55,503)
LOSS BEFORE PROVISION FOR INCOME TAXES	(139,745)	(1,693,438)	(1,683,451)	(4,183,480)
INCOME TAX PROVISION	8,295	69,842	21,029	147,187
NET LOSS	$(148,040)	$(1,763,280)	$(1,704,480)	$(4,330,667)
BASIC EARNINGS PER SHARE	$(0.00)	$(0.02)	$(0.02)	$(0.05)
BASIC WEIGHTED-AVERAGE SHARES OUTSTANDING	82,730,134	82,515,103	82,673,570	82,130,665
DILUTED EARNINGS PER SHARE	$(0.00)	$(0.02)	$(0.02)	$(0.05)
DILUTED WEIGHTED-AVERAGE SHARES OUTSTANDING	82,730,134	82,515,103	82,673,570	82,130,665

WIDEPOINT CORPORATION

ADJUSTED EARNINGS BEFORE INTEREST, TAXES,

DEPRECIATION AND AMORTIZATION

	THREE MONTHS ENDED		NINE MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,
	2016	2015	2016	2015

NET LOSS	$(148,000)	$(1,763,300)	$(1,704,500)	$(4,330,700)
Adjustments to GAAP net income (loss):
Gain on change in fair value of contingent obligation	-		-
Depreciation and amortization	392,000	382,900	1,156,800	1,156,900
Amortization of deferred financing costs	-	2,900	-	8,700
Income tax provision (benefit)	8,300	69,900	21,000	147,200
Interest income	(3,000)	(7,000)	(10,600)	(17,900)
Interest expense	20,900	30,900	61,100	111,300
Other (expense) income	(3,800)	37,800	(11,100)	(37,800)
Provision for doubtful accounts	5,500	59,900	(7,900)	36,800
Stock-based compensation expense	68,100	89,200	204,400	208,100

Adjusted EBITDA	$340,000	$(1,096,800)	$(290,800)	$(2,717,400)